Polaris to Separate Indian Motorcycle into a Standalone Company, Will Sell Majority Stake to Carolwood LP

Separation of Indian Motorcycle Sharpens Strategic and Operating Focus for Both Polaris and Indian Motorcycle

Enables Polaris to Concentrate Resources on Most Attractive Areas for Profitable Growth

Sale Expected to be Accretive to Polaris’ Adjusted EBITDA Margins and Adjusted Earnings Per Share

Polaris President of On Road and International Mike Dougherty Announces Intent to Retire

Polaris Provides Preliminary Results for Q3 2025

MINNEAPOLIS (October 13, 2025)— Polaris Inc. (NYSE: PII) (“Polaris” or “the Company”) today announced its decision to separate Indian Motorcycle (“the Business”) from its portfolio and into a standalone business. The Company has entered into a definitive agreement to sell a majority stake in Indian Motorcycle to Carolwood LP, an independent private equity firm founded in 2014 and headquartered in Los Angeles, California. Indian Motorcycle contributed approximately $478 million, or 7.0%, of Polaris’ revenues for the trailing twelve-month period ended June 30, 2025.

Upon close, the transaction is expected to be accretive to Polaris’ annualized adjusted EBITDA by approximately $50 million and to adjusted earnings per share (“EPS”) by approximately $1.00. The close of the transaction is expected to occur in the first quarter of 2026, subject to the satisfaction or waiver of customary closing conditions. Polaris is confident in Indian Motorcycle’s future success under Carolwood ownership and will maintain a small equity position in the Business after the transaction closes. Additional terms of the deal were not disclosed.

“Polaris and Indian Motorcycle both stand to benefit from this deal, which will enable each business to move faster, deliver industry-leading innovation, and lean further into our respective market strengths,” said Polaris Chief Executive Officer Mike Speetzen. “For Polaris, the sale will further strengthen our focus on the areas of our portfolio that offer the strongest growth potential and allow us to accelerate investments in key initiatives and create wins with customers and dealers. It also will unlock greater long-term value for Polaris and our shareholders, with immediate value creation that we expect will become increasingly meaningful over time.”

Speetzen continued, “Under Polaris’ ownership and investment, Indian Motorcycle has been re-established as a celebrated brand and major player in the global motorcycle market. With its current product portfolio, global dealer network, category expertise and manufacturing resources, the Business is well positioned to succeed as a standalone company with a dedicated focus on its industry. We were highly intentional and selective in our search and planning efforts for Indian Motorcycle’s next chapter of growth. In Carolwood, Indian Motorcycle has a partner that believes in building on the Business’ current momentum and supporting its next stage of success. We are confident and committed to making this a seamless transition for Indian Motorcycle dealers, customers and employees.”

“Indian Motorcycle is an iconic brand built on American heritage, craftsmanship, and most importantly, a community of riders,” said Andrew Shanfeld, Principal at Carolwood. “We’re honored to help usher in its next chapter as an independent company and to support its continued growth as a symbol of performance and pride. At Carolwood, we target iconic brands that we can passionately impact. Indian Motorcycle allows us to do just that.”

Future Indian Motorcycle Leadership
Carolwood has selected Mike Kennedy to serve as CEO of the new independent Indian Motorcycle organization once the deal closes. A more than 30-year motorcycle industry veteran, Kennedy has a proven track record as a leader in and around the motorcycle industry. He previously served as CEO of RumbleOn, the nation’s largest powersports dealership group; CEO and President of Vance & Hines, a leading manufacturer of high-performance aftermarket motorcycle exhaust systems and accessories; and spent 26 years at Harley-Davidson in various leadership roles.

Adam Rubin, Principal at Carolwood, said, “Indian Motorcycle has defined American motorcycling for over a century, and Carolwood’s role is to ensure that legacy thrives for the next hundred years. Mike Kennedy brings over 30 years of experience leading iconic motorcycle and performance brands and will play a critical role in stewarding Indian Motorcycle’s growth. At Carolwood, we’re deeply committed to preserving what makes Indian Motorcycle special, supporting its growth, and empowering the team to write its next great chapter.”

Continuity for Indian Motorcycle
As a part of the deal, approximately 900 employees will transition as a part of the new Indian Motorcycle Company. Indian Motorcycle will retain the majority of its team, including engineers, designers and staff, along with manufacturing resources. Manufacturing facilities in Spirit Lake, Iowa, and Monticello, Minn., as well as the industrial design and technology center in Burgdorf, Switzerland, will transition to the new standalone motorcycle company as a part of the deal.

Indian Motorcycle will continue to provide sales, service, and support for dealers and customers throughout this transition. After the sale is finalized, Indian Motorcycle will operate independently of Polaris and continue selling motorcycles and parts, garments and accessories (PG&A) and providing service through its global Indian Motorcycle dealer network.

Polaris Leadership Update
Until the transaction closes, Polaris President of On Road and International Mike Dougherty will continue to lead the On Road and International businesses, including Indian Motorcycle, at Polaris. Over the next several months, he will help shepherd Indian Motorcycle in its transition to becoming a standalone company. Dougherty, with a distinguished nearly 28-year career with Polaris, has announced his intent to retire upon the closing of the transaction.

“During his tenure with Polaris, Mike’s passionate leadership is responsible for countless contributions. As a result of his tenacity and guidance, Mike shaped our international business into what it is today, scaling it over the last 25 years and establishing a direct presence in more than fifteen countries. He has expanded our business outside of North America, growing revenue from under $100 million in 2000 to more than $1 billion today, as well as strengthened our On Road businesses within their respective markets, including Indian Motorcycle achieving the No. 1 market share position in the United States for mid-size cruisers last year,” said Speetzen. “More than that, Mike is known for the teams he builds, the talent he cultivates and the culture he fosters, and I want to thank Mike for his dedication to Polaris all these years. We wish him the very best in his future retirement.”

Preliminary View of Polaris Third Quarter Earnings Results
The Company is scheduled to publish its third quarter 2025 results on Tuesday, October 28, 2025. At that time, management will provide additional details regarding today’s announced transaction and quarterly performance.

Commenting on preliminary Third Quarter results, Speetzen said: “As we prepare to report our third quarter results, we’re encouraged by improving retail trends with ORV ex-Youth up low double digits and continued strong share gains in ORV. Based on preliminary data, we expect third quarter sales to be at the high end of our previously issued guidance range of $1.6 billion to $1.8 billion. We anticipate third quarter adjusted EPS to be in the range of $0.31 to $0.41, which is meaningfully higher than our original expectations, driven by higher-than-expected shipments, strong cost management and ongoing progress within our operational efficiency initiatives.”

Polaris’ estimates for the three months ended September 30, 2025 are preliminary and represent the most current information available to its management. Polaris’ actual results may differ from the preliminary estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results for the three months ended September 30, 2025 are finalized.

Advisors
Goldman Sachs & Co. LLC is serving as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor to Polaris.

Sheppard, Mullin, Richter & Hampton LLP is serving as legal advisor to Carolwood LP. Carolwood is also being advised by RSM, Alliant, and Finnea Group.

Non-GAAP Financial Measures
This press release contains adjusted earnings per share (“Adjusted EPS”), which is a non-GAAP measure, as a measure of our operating performance. Management believes this measure may be useful in performing meaningful comparisons of past and present operating results, and to understand the performance of its ongoing operations and how management views the business.

The Company has not provided a reconciliation of preliminary results for adjusted earnings per share, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to finalize certain items required to develop meaningful comparable GAAP financial measures.
Note Regarding Forward-Looking Statements
This press release contains not only historical information, but also “forward-looking statements” intended to qualify for the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” can generally be identified as such because the context of the statement will include words such as we or our management “believe,” “anticipate,” “expect,” “estimate” or words of similar import. Our statements relating to our preliminary Third Quarter results and other statements that describe our future plans, objectives or goals, such as the benefits of the potential separation of Indian Motorcycle from our portfolio (including the expected impact on margins and adjusted EPS), the expected timing for the completion of the separation, future cash flows and capital requirements, operational initiatives are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Forward-looking statements may also be made from time to time in oral presentations, including telephone conferences and/or webcasts open to the public.
Potential risks and uncertainties include such factors as the Company’s ability to complete the proposed separation of Indian Motorcycle in a successful and timely basis or at all; the Company’s ability to derive the expected benefits from the separation including the separation being accretive, within the expected timeline or at all; the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand, including as a result of supply chain disruptions; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; product offerings, promotional activities and pricing strategies by competitors that may make our products less attractive to consumers; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit, including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather on the Company’s supply chain, manufacturing operations and consumer demand; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs, particularly in light of policies of the current presidential administration and retaliatory actions in response thereto); changes to international trade policies and agreements; uninsured product liability and class action claims (including claims seeking punitive damages) and other litigation expenses incurred due to the nature of our business; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general global economic, social and political environment. The risks and uncertainties discussed in this press release are not exclusive and other factors that we may consider immaterial or do not anticipate may emerge as significant risks and uncertainties. Any forward-looking statements made in this press release or otherwise speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures made on related subjects in future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are filed with or furnished to the Securities and Exchange Commission.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. Polaris’ high-quality product line-up includes the RANGER, RZR and Polaris XPEDITION and GENERAL side-by-side off-road vehicles; Sportsman all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle mid-size and heavyweight motorcycles; Slingshot moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with a robust portfolio of parts, garments, and accessories. Headquartered in Minnesota, Polaris serves nearly 100 countries across the globe. www.polaris.com

ABOUT CAROLWOOD LP
Carolwood is an independent, multi-strategy private equity firm based in Los Angeles. Founded in 2014, the firm’s objective is to acquire a diverse portfolio of assets with significant repositioning potential and long-term growth opportunities. The firm has specifically designed its systems and infrastructure to support scaled, heavily entangled corporate subsidiaries as they transition into standalone companies. Carolwood is committed to enhancing the value of the companies and communities in which it invests.

Media Relations Contacts
Polaris
Jessica Rogers
Phone: 763.513.3445
Jessica.Rogers@polaris.com

Carolwood LP
Spencer Towill
Phone: 213.221.8361
spencer@carolwoodlp.com

Investor Relations Contacts
Polaris
JC Weigelt
Phone: 763.542.0525
JC.Weigelt@polaris.com